Exhibit 99.1

TURTLE BEACH CORPORATION RESTRUCTURES CREDIT FACILITIES TO ENHANCE CAPITAL RETURN FLEXIBILITY

New Structure Designed to Expand Share Repurchase Capacity Under $75 Million Authorization

SAN DIEGO, CA – May 4, 2026 – Turtle Beach Corporation (Nasdaq: TBCH, the “Company”), a leading gaming accessories brand, today announced the closing of a restructured credit facility designed to provide expanded financial flexibility and accelerate the Company’s capital return program.

The new credit structure consists of a revolving asset-based lending (“ABL”) facility of up to $80 million provided by Bank of America, N.A., and an $85 million term loan facility provided by Blue Torch Capital LP. Together, these facilities replace the Company’s prior $150 million credit agreement and provide the Company with increased operational and capital allocation flexibility.

“This restructured credit facility reflects our ongoing commitment to disciplined capital allocation and our confidence in the long-term value of Turtle Beach,” said Cris Keirn, Chief Executive Officer of Turtle Beach Corporation.

“We believe this new structure better aligns with our capital allocation priorities for the period ahead — specifically, the ability to be a consistent, systematic buyer of our own shares when we believe our stock is priced below intrinsic value,” said Will Wyatt, Chairman of the Turtle Beach Board of Directors. “With approximately $56 million remaining under our existing $75 million authorization and a gaming market we expect to inflect meaningfully over the next couple of years, we are positioning Turtle Beach to capitalize on what we see as a compelling opportunity to create value for shareholders.”

Under the new structure the ABL facility provides up to $80 million of revolving borrowing capacity, with borrowings bearing interest at SOFR plus 150 to 200 basis points based on availability levels, and a maturity of 3 years. The term loan provides $85 million of committed term debt, with borrowings bearing interest at SOFR plus 675 to 750 basis points and a maturity of three years. The new facilities include a financial covenant structure specifically designed to accommodate the Company’s active share repurchase program.

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Share Repurchase Program

Since commencing buybacks in 2024, Turtle Beach has repurchased approximately $49 million of common stock. The Company’s $75 million share repurchase program, authorized in May 2025, has approximately $56 million of capacity remaining. The Company intends to utilize the expanded capacity provided by the new credit structure to continue purchasing shares opportunistically, subject to applicable covenant conditions, market conditions, legal requirements, and other factors. The amount and timing of any repurchases will be determined by management in its discretion.

About Turtle Beach Corporation

Turtle Beach Corporation (the “Company”) (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Turtle Beach’s top-rated, fan-favorite Victrix brand is well-respected and favored by pro gamers in esports and the fighting game community. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: TBCH.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to trade policies, including the imposition of tariffs on imported goods and other trade restrictions, the release and availability

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of successful game titles, macroeconomic conditions affecting the demand for our products, logistic and supply chain challenges and costs, dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

CONTACTS

Investor Information:

ICR

tbch@icrinc.com

Corporate Communication & Media:

Kim DeNapoli

SVP, Head of Brand

Turtle Beach Corporation

kim.denapoli@turtlebeach.com